EXHIBIT 5.1


                               OPINION OF COUNSEL

                                 Weed & Co. L.P.
        4695 MacArthur Court, Suite 1450, Newport Beach, California 92660
                Telephone (949) 475-9086 Facsimile (949) 475-9087
                      Email: SpecialProjectCounsel@msn.com

Writer's Direct Number
 (949) 475-9086 ext. 6

                               September 19, 2000

Board of Directors
Hart Industries, Inc.
4695 MacArthur Court
Suite 1450
Newport Beach, CA 92660

         RE: Form S-8 Registration Statement

Dear Members of the Board:

     As special project counsel to Hart Industries, Incorporated, a Nevada corporation (the "Company"), in connection with that certain Form S-8 registration statement dated September 19, 2000, I have been asked to provide an opinion of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and non-assessable.

     I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

     2. The terms and provisions of the common stock conform to the description thereof contained in the registration statement, and the form of the stock certificates used to evidence the common stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the common stock,

     3. The issuance and the sale of the shares of common stock has been duly and validly authorized and the securities will, when sold, be duly legally issued, fully paid and non-assessable shares of common stock of the Company.

     This opinion is limited to matters existing as of this date and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.



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     This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose, except as set forth in my consent.


                                                     Very truly yours,


                                                     /s/ Richard O. Weed
                                                         Richard O. Weed


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